TRUEBLUE REPORTS FOURTH QUARTER AND FULL-YEAR 2023 RESULTS
Strong performance in renewable energy and disciplined cost management delivered results at high end of company outlook

TACOMA, WASH. - Feb. 21, 2024 -- TrueBlue (NYSE:TBI) today announced its fourth quarter and full-year results for 2023.

Fourth Quarter 2023 Financial Highlights

•Revenue decreased 12 percent to $492 million compared to prior year period
◦Fiscal fourth quarter consisted of 14 weeks versus 13 weeks in the fiscal fourth quarter of 2022
◦Revenue decreased 15 percent on a comparable 13-week basis
•Net loss of $3 million
◦Adjusted EBITDA1 of $5 million and adjusted net income of $3 million
• Zero debt, cash of $62 million and $86 million of borrowing availability
◦Renewal of 5-year credit facility effective February 9, 2024 increased borrowing availability to approximately $140 million

Commentary

“We are managing through this market cycle with agility and discipline,” said Taryn Owen, President and CEO of TrueBlue. “While general market demand remains soft with hiring trends impacted by reduced business spend, we are capitalizing on attractive verticals, such as renewable energy, and maintaining a high level of engagement with clients to ensure we are well positioned as conditions improve.”

“As we enter 2024, we are laser-focused on leveraging our inherent strengths to capture market share and managing our cost structure with discipline to enhance our long-term profitability,” continued Ms. Owen. “Key components to this strategy include advancement of our digital transformation, expansion in high-growth and under-penetrated end markets, and enhanced focus through a simplified organizational structure. These priorities position us to drive efficiencies and secure opportunities to deliver long-term, profitable growth.”

Results

Fourth quarter revenue was $492 million, a decrease of 12 percent compared to revenue of $558 million in the fourth quarter of 2022. Net loss per diluted share was $0.08 compared to net income per diluted share of $0.21 in the prior year period. Adjusted net income1 per diluted share was $0.08 compared to adjusted net income per diluted share of $0.39 in the prior year period.

Full-year revenue was $1.9 billion, a decrease of 15 percent compared to revenue of $2.3 billion in 2022. Net loss per diluted share was $0.45 compared to net income per diluted share of $1.86 in 2022. Adjusted net income per diluted share was $0.28 compared to adjusted net income per diluted share of $2.36 in 2022.

2024 Outlook

TrueBlue is providing certain forward-looking information to help investors form their own estimates, which can be found in the quarterly earnings presentation filed today.

Management will discuss fourth quarter 2023 results on a webcast at 2:00 p.m. PT (5:00 p.m. ET), today, Wednesday, Feb. 21, 2024. The webcast can be accessed on the Investor Relations section of the TrueBlue website: investor.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2023, TrueBlue served approximately 67,000 clients and connected approximately 464,000 people with work. Its PeopleReady segment offers on-demand, industrial staffing, PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions, and

PeopleManagement offers contingent, on-site industrial staffing and commercial driver services. Learn more at www.trueblue.com.

1 Refer to the financial statements accompanying this release for more information regarding non-GAAP terms.

Forward-looking statements and non-GAAP financial measures

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions which can be negatively impacted by factors such as rising interest rates, inflation, political instability, epidemics and global trade uncertainty, (2) our ability to maintain profit margins, (3) our ability to successfully execute on business strategies and further digitalize our business model, (4) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (5) our ability to attract and retain clients, (6) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, and (9) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact
Investor Relations
InvestorRelations@trueblue.com

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Q4 2023	Q4 2022	2023	2022
	14 weeks ended (1)	13 weeks ended	53 weeks ended (1)	52 weeks ended
(in thousands, except per share data)	Dec 31, 2023	Dec 25, 2022	Dec 31, 2023	Dec 25, 2022
Revenue from services	$492,171	$557,695	$1,906,243	$2,254,184
Cost of services	363,889	409,846	1,400,184	1,652,040
Gross profit	128,282	147,849	506,059	602,144
Selling, general and administrative expense	129,961	133,733	494,603	500,686
Depreciation and amortization	6,946	7,258	25,821	29,273
Goodwill and intangible asset impairment charge	—	—	9,485	—
Income (loss) from operations	(8,625)	6,858	(23,850)	72,185
Interest and other income (expense), net	1,223	133	3,205	1,231
Income (loss) before tax expense (benefit)	(7,402)	6,991	(20,645)	73,416
Income tax expense (benefit)	(4,851)	(54)	(6,472)	11,143
Net income (loss)	$(2,551)	$7,045	$(14,173)	$62,273

Net (loss) income per common share:
Basic	$(0.08)	$0.22	$(0.45)	$1.89
Diluted	$(0.08)	$0.21	$(0.45)	$1.86

Weighted average shares outstanding:
Basic	31,079	32,486	31,317	32,889
Diluted	31,079	33,014	31,317	33,447
(1)Our fiscal period ends on the Sunday closest to the last day of Dec. In fiscal years consisting of 53 weeks, the final quarter consists of 14 weeks, while in fiscal years consisting of 52 weeks, all quarters consist of 13 weeks.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Dec 31, 2023	Dec 25, 2022
ASSETS
Cash and cash equivalents	$61,885	$72,054
Accounts receivable, net	252,538	314,275
Other current assets	40,570	43,883
Total current assets	354,993	430,212
Property and equipment, net	104,906	95,823
Restricted cash and investments	192,985	213,734
Goodwill and intangible assets, net	94,639	109,989
Other assets, net	151,860	169,650
Total assets	$899,383	$1,019,408

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$56,401	$76,644
Accrued wages and benefits	80,120	92,237
Current portion of workers’ compensation claims reserve	44,866	50,005
Other current liabilities	22,712	23,989
Total current liabilities	204,099	242,875
Workers’ compensation claims reserve, less current portion	151,649	201,005
Other long-term liabilities	85,762	79,213
Total liabilities	441,510	523,093
Shareholders’ equity	457,873	496,315
Total liabilities and shareholders’ equity	$899,383	$1,019,408

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	53 weeks ended
(in thousands)	Dec 31, 2023	Dec 25, 2022
Cash flows from operating activities:
Net income (loss)	$(14,173)	$62,273
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,821	29,273
Goodwill and intangible asset impairment charge	9,485	—
Provision for credit losses	4,972	4,462
Stock-based compensation	13,907	9,687
Deferred income taxes	(9,902)	3,933
Non-cash lease expense	12,591	12,920
Other operating activities	(3,831)	7,862
Changes in operating assets and liabilities:
Accounts receivable	56,761	34,765
Income taxes receivable and payable	(1,317)	(2,665)
Operating lease right-of-use-asset	—	118
Other assets	31,366	(16,142)
Accounts payable and other accrued expenses	(19,210)	(1,501)
Accrued wages and benefits	(12,113)	(7,938)
Workers’ compensation claims reserve	(54,495)	(5,184)
Operating lease liabilities	(12,796)	(13,052)
Other liabilities	7,688	1,692
Net cash provided by operating activities	34,754	120,503
Cash flows from investing activities:
Capital expenditures	(31,276)	(30,626)
Payments for company-owned life insurance	(2,347)	—
Proceeds from company-owned life insurance	1,662	—
Purchases of restricted held-to-maturity investments	(34,110)	(18,031)
Maturities of restricted held-to-maturity investments	33,749	27,712
Net cash used in investing activities	(32,322)	(20,945)
Cash flows from financing activities:
Purchases and retirement of common stock	(34,178)	(60,939)
Net proceeds from employee stock purchase plans	856	980
Common stock repurchases for taxes upon vesting of restricted stock	(4,161)	(4,480)
Other	(100)	(253)
Net cash used in financing activities	(37,583)	(64,692)
Change in cash, cash equivalents and restricted cash reclassified to assets held-for-sale	(300)	—
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(874)	(2,420)
Net change in cash, cash equivalents, and restricted cash	(36,325)	32,446
Cash, cash equivalents and restricted cash, beginning of period	135,631	103,185
Cash, cash equivalents and restricted cash, end of period	$99,306	$135,631

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	Q4 2023	Q4 2022	2023	2022
	14 weeks ended (1)	13 weeks ended	53 weeks ended (1)	52 weeks ended
(in thousands)	Dec 31, 2023	Dec 25, 2022	Dec 31, 2023	Dec 25, 2022
Revenue from services:
PeopleReady	$285,185	$314,580	$1,096,318	$1,272,852
PeopleScout	47,204	68,676	229,334	317,518
PeopleManagement	159,782	174,439	580,591	663,814
Total company	$492,171	$557,695	$1,906,243	$2,254,184

Segment profit (2):
PeopleReady	$7,920	$22,467	$26,606	$87,743
PeopleScout	2,910	2,499	26,922	44,771
PeopleManagement	2,781	4,141	6,963	15,811
Total segment profit	13,611	29,107	60,491	148,325
Corporate unallocated expense	(8,462)	(8,101)	(31,507)	(31,326)
Total company Adjusted EBITDA (3)	5,149	21,006	28,984	116,999
Third-party processing fees for hiring tax credits (4)	67	(108)	(253)	(594)
Amortization of software as a service assets (5)	(1,233)	(810)	(4,117)	(2,985)
Goodwill and intangible asset impairment charge	—	—	(9,485)	—
PeopleReady technology upgrade costs (6)	(440)	(1,779)	(1,342)	(7,935)
Executive leadership transition (7)	(3,296)	—	(5,788)	1,422
Other adjustments, net (8)	(1,926)	(4,193)	(6,028)	(5,449)
EBITDA (3)	(1,679)	14,116	1,971	101,458
Depreciation and amortization	(6,946)	(7,258)	(25,821)	(29,273)
Interest and other income (expense), net	1,223	133	3,205	1,231
Income (loss) before tax benefit (expense)	(7,402)	6,991	(20,645)	73,416
Income tax benefit (expense)	4,851	54	6,472	(11,143)
Net income (loss)	$(2,551)	$7,045	$(14,173)	$62,273
(1)Our fiscal period ends on the Sunday closest to the last day of Dec. In fiscal years consisting of 53 weeks, the final quarter consists of 14 weeks, while in fiscal years consisting of 52 weeks, all quarters consist of 13 weeks.
(2)We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.
(3)See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.
(4)These third-party processing fees are associated with generating hiring tax credits.
(5)Amortization of software as a service assets is reported in selling, general and administrative expense.
(6)Costs associated with upgrading legacy PeopleReady technology.
(7)Cost associated with our CEO and CFO transitions, including accelerated vesting of stock awards and other separation related payments.
(8)Other adjustments for the 14 and 53 weeks ended December 31, 2023 primarily include workforce reduction costs of $1.8 million and $5.1 million, respectively. The 53 weeks ended December 31, 2023 also includes adjustments to COVID-19 government subsidies of $0.5 million. Other adjustments for the 13 and 52 weeks ended December 25, 2022 primarily include accelerated software costs of $4.2 million. The 52 weeks ended December 25, 2022 also includes costs of $1.1 million incurred while transitioning to a new third party administrator for workers’ compensation.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income and Adjusted net income per diluted share
Net income (loss) and net income (loss) per diluted share, excluding:
–amortization of intangibles,
–amortization of software as a service assets,
–goodwill and intangible asset impairment charge,
–accelerated depreciation,
–PeopleReady technology upgrade costs,
–executive leadership transition,
–other adjustments, net, and
–tax effect of the adjustments to U.S. GAAP.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

EBITDA and Adjusted EBITDA
EBITDA excludes from net income (loss):
–income tax expense (benefit),
–interest and other (income) expense, net, and
–depreciation and amortization.

Adjusted EBITDA, further excludes:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–goodwill and intangible asset impairment charge,
–PeopleReady technology upgrade costs,
–executive leadership transition,
–other adjustments, net.

–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.
–Used by management to assess performance and effectiveness of our business strategies.
–Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted SG&A expense
Selling, general and administrative expense excluding:
–third-party processing fees for hiring tax credits,
–amortization of software as a service assets,
–PeopleReady technology upgrade costs,
–executive leadership transition,
–other adjustments, net.
–Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

1.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited)

	Q4 2023	Q4 2022	2023	2022
	14 weeks ended (1)	13 weeks ended	53 weeks ended (1)	52 weeks ended
(in thousands, except for per share data)	Dec 31, 2023	Dec 25, 2022	Dec 31, 2023	Dec 25, 2022
Net income (loss)	$(2,551)	$7,045	$(14,173)	$62,273
Amortization of intangible assets	1,355	1,265	5,175	5,746
Amortization of software as a service assets (2)	—	810	—	2,985
Goodwill and intangible asset impairment charge	—	—	9,485	—
Accelerated depreciation (3)	—	—	—	1,658
PeopleReady technology upgrade costs (4)	440	1,779	1,342	7,935
Executive leadership transition costs (5)	3,296	—	5,788	(1,422)
Other adjustments, net (6)	1,926	4,193	6,028	5,449
Tax effect of adjustments to net income (loss) (7)	(1,824)	(2,092)	(4,920)	(5,811)
Adjusted net income	$2,642	$13,000	$8,725	$78,813

Adjusted net income per diluted share	$0.08	$0.39	$0.28	$2.36

Diluted weighted average shares outstanding	31,450	33,014	31,590	33,447

Margin / % of revenue:
Net income (loss)	(0.5)%	1.3%	(0.7)%	2.8%
Adjusted net income	0.5%	2.3%	0.5%	3.5%
2.RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Q4 2023	Q4 2022	2023	2022
	14 weeks ended (1)	13 weeks ended	53 weeks ended (1)	52 weeks ended
(in thousands)	Dec 31, 2023	Dec 25, 2022	Dec 31, 2023	Dec 25, 2022
Net income (loss)	$(2,551)	$7,045	$(14,173)	$62,273
Income tax expense (benefit)	(4,851)	(54)	(6,472)	11,143
Interest and other (income) expense, net	(1,223)	(133)	(3,205)	(1,231)
Depreciation and amortization	6,946	7,258	25,821	29,273
EBITDA	(1,679)	14,116	1,971	101,458
Third-party processing fees for hiring tax credits (8)	(67)	108	253	594
Amortization of software as a service assets (2)	1,233	810	4,117	2,985
Goodwill and intangible asset impairment charge	—	—	9,485	—
PeopleReady technology upgrade costs (4)	440	1,779	1,342	7,935
Executive leadership transition costs (5)	3,296	—	5,788	(1,422)
Other adjustments, net (6)	1,926	4,193	6,028	5,449
Adjusted EBITDA	$5,149	$21,006	$28,984	$116,999

Margin / % of revenue:
Net income (loss)	(0.5)%	1.3%	(0.7)%	2.8%
Adjusted EBITDA	1.0%	3.8%	1.5%	5.2%

3.RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE
(Unaudited)

	Q4 2023	Q4 2022	2023	2022
	14 weeks ended (1)	13 weeks ended	53 weeks ended (1)	52 weeks ended
(in thousands)	Dec 31, 2023	Dec 25, 2022	Dec 31, 2023	Dec 25, 2022
Selling, general and administrative expense	$129,961	$133,733	$494,603	$500,686
Third-party processing fees for hiring tax credits (8)	67	(108)	(253)	(594)
Amortization of software as a service assets (2)	(1,233)	(810)	(4,117)	(2,985)
PeopleReady technology upgrade costs (4)	(440)	(1,779)	(1,342)	(7,935)
Executive leadership transition costs (5)	(3,296)	—	(5,788)	1,422
Other adjustments, net (6)	(1,246)	(4,193)	(4,145)	(5,449)
Adjusted SG&A expense	$123,813	$126,843	$478,958	$485,145

% of revenue:
Selling, general and administrative expense	26.4%	24.0%	25.9%	22.2%
Adjusted SG&A expense	25.2%	22.7%	25.1%	21.5%
(1)Our fiscal period ends on the Sunday closest to the last day of December. In fiscal years consisting of 53 weeks, the final quarter consists of 14 weeks, while in fiscal years consisting of 52 weeks, all quarters consist of 13 weeks.
(2)Amortization of software as a service assets is reported in selling, general and administrative expense. Note, amortization of software as a service assets was included as an adjustment to net income during transitory periods ending with fiscal 2022 and is only considered an adjustment to EBITDA going forward to be consistent with the treatment of depreciation and amortization.
(3)Accelerated depreciation for the existing systems being replaced by the upgraded PeopleReady technology platform.
(4)Costs associated with upgrading legacy PeopleReady technology.
(5)Cost associated with our CEO and CFO transitions, including accelerated vesting of stock awards and other separation related payments.
(6)Other adjustments for the 14 and 53 weeks ended December 31, 2023 primarily include workforce reduction costs of $1.8 million and $5.1 million, respectively. The 53 weeks ended December 31, 2023 also includes adjustments to COVID-19 government subsidies of $0.5 million. Other adjustments for the 13 and 52 weeks ended December 25, 2022 primarily include accelerated software costs of $4.2 million. The 52 weeks ended December 25, 2022 also includes costs of $1.1 million incurred while transitioning to a new third party administrator for workers’ compensation.
(7)Tax effect of the adjustments to U.S. GAAP net income (loss). The tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments. Note, prior periods were reported using the effective rate for the respective period and have been recast to conform to the current presentation for comparability. Please refer to the reconciliations on the financial results page under the investor relations section of our website for additional information on comparable historical periods.
(8)These third-party processing fees are associated with generating hiring tax credits.